UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 8, 2008
Symantec Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA		95014
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 8, 2008, Symantec Corporation (the “Company”) announced the appointment of Enrique T. Salem, age 42, as the Company’s Chief Operating Officer. From April 2007 to January 2008, Mr. Salem served as the Company’s Group President, Worldwide Sales and Marketing. From May 2006 to April 2007, Mr. Salem served as the Company’s Group President, Consumer Products. Mr. Salem previously served as Senior Vice President, Consumer Products and Solutions from February 2006 to May 2006, Senior Vice President, Security Products and Solutions from January 2006 to February 2006, and as Senior Vice President, Network and Gateway Security Solutions from June 2004 to February 2006. Prior to joining the Company, from April 2002 to June 2004, he was President and CEO of Brightmail Incorporated, an anti-spam software company that was acquired by the Company. From January 2001 to April 2002, Mr. Salem served as Senior Vice President of Products and Technology at Oblix Inc., an identity-based security products developer, and from October 1999 to January 2001, he was Vice President of Technology and Operations at Ask Jeeves Inc., an online search engine provider. From 1990 to October 1999, Mr. Salem led the security business unit at the Company. Mr. Salem received a Bachelor of Arts in computer science from Dartmouth College.
          The Company also announced certain changes in the positions and responsibilities of other members of senior management. A copy of the press release announcing these changes is attached as Exhibit 99.01.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release issued by Symantec Corporation, dated January 9, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: January 9, 2008	By:	/s/ Arthur F. Courville

Arthur F. Courville
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.01	Press release issued by Symantec Corporation, dated January 9, 2008